Exhibit 99.1
Universal Insurance Holdings Reports Second Quarter 2019 Results

•	2Q19 total revenue up 11.4% to $233.7 million; 1H19 up 17.2% to $470.3 million

•	2Q19 direct premiums written (“DPW”) up 4.4% to $358.0 million; 1H19 up 5.6% to $647.2 million

•	2Q19 other states (non-Florida) DPW up 28.7%; 1H19 up 29.9%

•	2Q19 diluted GAAP earnings per share (“EPS”) of $1.08, non-GAAP adjusted EPS[1] of $1.05

•	Year-over-year book value per share up 17.4% to $16.57

•	1H19 diluted GAAP EPS of $2.22, non-GAAP adjusted EPS[1] of $2.05

•	1H19 combined ratio of 87.1%

•	1H19 annualized return on average equity of 28.7%

1 Excludes net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions (“non-GAAP adjusted EPS”). Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., July 31, 2019 – Universal Insurance Holdings (NYSE: UVE) (the “Company”) reported 2019 second quarter diluted EPS of $1.08 on a GAAP basis and $1.05 non-GAAP adjusted EPS.1 Total revenue was up 11.4% from the year-ago quarter to $233.7 million. Book value per share grew to $16.57, an increase of 17.4% year over year, with a 1H19 annualized return on average equity of 28.7%.

“These results extend our solid first quarter, with total revenue growing double digits for both the second quarter and the first half of 2019, resulting in a total annualized return on average equity in the first half of 2019 of 28.7%,” said Stephen J. Donaghy, Chief Executive Officer.

“In addition, we completed our 2019-2020 Reinsurance Program to secure more catastrophe coverage than at any point in the Company’s history. We also continued to expand our addressable market in the second quarter with Universal Property becoming licensed in Wisconsin. Lastly, our digital insurance distribution channel, CloveredSM, continued its expansion, becoming licensed in more than 15 states and adding five additional carrier appointments across Homeowners, Auto, Flood, and E&S lines. These milestones mark continued progress at the half-way point of 2019 against our strategic priorities.”

Summary Financial Results

($thousands, except per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change		2019	2018	Change
(GAAP comparison)
Total revenue	$233,722	$209,788	11.4%		$470,308	$401,288	17.2%
Income before income taxes	50,930	61,248	(16.8)%		104,674	112,947	(7.3)%
Income before income taxes margin	21.8%	29.2%	(7.4	) pts	22.3%	28.1%	(5.8	) pts
Diluted EPS	$1.08	$1.29	(16.3)%		$2.22	$2.42	(8.3)%

Annualized return on average equity (ROE)	26.9%	37.8%	(10.9	) pts	28.7%	36.1%	(7.4	) pts
Book value per share, end of period	16.57	14.11	17.4%		16.57	14.11	17.4%

(Non-GAAP comparison)*
Adjusted operating income	49,729	63,164	(21.3)%		97,044	122,692	(20.9)%
Adjusted EPS	$1.05	$1.33	(21.1)%		$2.05	$2.62	(21.8)%

*Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and extraordinary reinstatement premiums and associated commissions. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions.

Total revenue grew double digits for both the quarter and 1H19, driven primarily by higher organic premium volume, pricing, and investment portfolio performance. Income before income tax produced a 21.8% margin for the quarter and 22.3% for 1H19, bolstered by our investment portfolio and integrated services businesses. GAAP diluted EPS and non-GAAP adjusted EPS results reflect the positive momentum from premium growth and investment performance, but declined for the second quarter and 1H19 when compared to the same periods of 2018. The decline was driven by a higher core booked loss ratio in 2019 when compared to 2018 to bolster our reserve position, a lower benefit from integrated services as prior years’ claims conclude, and a higher effective tax rate. In addition, the EPS decline relative to 2018 was driven by a pre-tax $6.5 million non-recurring benefit in policy acquisition costs in the second quarter of 2018. The Company produced a strong annualized 1H19 return on average equity of 28.7% and book value per share growth of 17.4% year over year.

Underwriting

($thousands, except policies in force)	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change		2019	2018	Change
Policies in force (as of end of period)	854,792	800,717	6.8%		854,792	800,717	6.8%
Premiums in force (as of end of period)	$1,233,206	$1,129,627	9.2%		$1,233,206	$1,129,627	9.2%

Direct premiums written	$357,960	$342,781	4.4%		$647,194	$612,765	5.6%
Direct premiums earned	303,108	274,027	10.6%		598,485	536,288	11.6%
Net premiums earned	210,357	192,272	9.4%		420,084	374,849	12.1%

Expense ratio	33.0%	30.5%	2.5	pts	33.2%	32.7%	50	bps
Loss & LAE ratio	53.9%	46.7%	7.2	pts	53.9%	44.2%	9.7	pts
Combined ratio	86.9%	77.2%	9.7	pts	87.1%	76.9%	10.2	pts

Direct premiums earned were up double digits for the quarter, led by growth of 33.2% in Other States (non-Florida). For 1H19, direct premiums earned were also up double digits led by 33.9% growth in Other States. Underlying growth in Florida was tempered by more disciplined underwriting guidelines that were put in place in 2019, while Other States geographic expansion continues to be strong.

On the expense side, the combined ratio increased 9.7 points for the quarter and 10.2 points for 1H19. The increases are driven by increased losses in connection with the diversified growth in the company’s underlying business, increased core booked loss ratios to bolster reserves, and a reduced benefit from our claims adjusting business, in addition to an increase in the expense ratio as set forth below.

•
The expense ratio increased 2.5 points for the quarter. The increase was driven by a 3.6 point increase in the policy acquisition cost ratio, which was partially offset by a 1.1 point improvement in the other operating expense ratio. For 1H19, the expense ratio increased by 50 basis points. The increase was driven by a 1.8 point increase in the policy acquisition cost ratio, which was partially offset by a 1.3 point improvement in the other operating expense ratio.

◦
The increase in policy acquisition costs for the quarter and 1H19 relative to 2018 was due to a non-recurring benefit of $6.5 million recorded in the second quarter of 2018 related to a refund of prior year premium taxes as a result of a settlement with the Florida Department of Revenue.

◦
Excluding the non-recurring benefit in the prior year comparison, the expense ratio for the second quarter would have improved 90 basis points and 1.2 points for 1H19 in comparison to the same periods in 2018 due to scale benefits and reduced executive compensation.

•	The net loss and loss adjustment expense (“LAE”) ratio increased 7.2 points for the quarter and 9.7 points for 1H19. Quarterly and 1H19 drivers include:

◦
Weather events in excess of plan of $2 million or 1.0 point ($5 million in 2Q18) for the quarter was related to a series of wind events in southeastern states. For 1H19, weather events in excess of plan were $7.0 million or 1.7 points ($5 million in 1H18).

◦
Prior year reserve development of $670 thousand or 30 basis points for the quarter and $485 thousand or 10 basis points for 1H19 were primarily related to increased net losses and LAE for Hurricane Matthew.

◦
All other losses and loss adjustment expense of $110.6 million or 52.6 points for the quarter, and $218.9 million or 52.1 points for 1H19, include diversified growth, an increase in our estimated losses to bolster reserves, and a reduced benefit from our adjusting business as prior years’ claims conclude.

Services

($thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Commission revenue	$6,048	$5,709	5.9%	$11,553	$10,980	5.2%
Policy fees	5,997	5,764	4.0%	11,018	10,539	4.5%
Other revenue	1,756	1,633	7.5%	3,440	3,475	(1.0)%
Total	13,801	13,106	5.3%	26,011	24,994	4.1%

Total services revenue increased 5.3% for the quarter and 4.1% for 1H19. The increase was driven by commission revenue earned on ceded premiums and an increase in policy fees related to volume.

Investments

($thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Net investment income	$7,410	$5,786	28.1%	$15,552	$10,571	47.1%
Realized gains (losses)	(1,605)	145	NM	(13,130)	(2,496)	NM
Unrealized gains (losses)	3,759	(1,521)	NM	21,791	(6,630)	NM
NM = Not Meaningful

Net investment income increased 28.1% for the quarter and 47.1% in 1H19 due to higher long-term and short-term interest rates, asset mix, as well as higher average levels of invested assets. Yields from the fixed income portfolio are dependent on future market forces, monetary policy and interest rate policy from the Federal Reserve. Realized losses for the quarter and 1H19 were the result of liquidating underperforming equity securities. Unrealized gains were driven by market fluctuations in equity securities resulting in a favorable outcome for the quarter and 1H19.

Capital Deployment

During the second quarter, the Company repurchased approximately 486 thousand shares at an aggregate cost of $14.1 million. For 1H19, the Company repurchased approximately 806 thousand shares at an aggregate cost of $24.2 million. The Company’s current share repurchase authorization program has $30.3 million remaining as of June 30, 2019 and runs through December 31, 2020.

On June 5, 2019, the Board of Directors of the Company declared a quarterly cash dividend of 16 cents per share, which was paid on July 17, 2019, to shareholders of record as of the close of business on July 3, 2019.

Conference Call and Webcast

•	Thursday, August 1, 2019 at 8:30 a.m. ET

•	U.S Dial-in Number: (855) 752-6647

•	International: (503) 343-6667

•	Participant code: 2697643

•	Listen to live webcast and view presentation: UniversalInsuranceHoldings.com

•	Replay of the call will be available on the UVE website and by phone at (855) 859-2056 or internationally at (404) 537-3406 using the participant code: 2697643 through August 15, 2019

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 18 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including adjusted earnings per diluted share for the second quarter of 2019 and 2018, in each case excluding the impact of the net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions. Extraordinary reinstatement premiums are not covered by reinstatement premium protection and attach just below the Florida Hurricane Catastrophe Fund (FHCF) reinsurance layer. Adjusted operating income for the second quarter of 2019 and 2018, in each case, exclude the impact of the net realized and unrealized gains and losses on investments, as well as interest expense and extraordinary reinstatement premiums and associated commissions. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30,	December 31,
	2019	2018
ASSETS:
Invested Assets
Fixed maturities, at fair value	$884,093	$820,438
Equity securities, at fair value	42,368	63,277
Investment real estate, net	15,792	24,439
Total invested assets	942,253	908,154
Cash and cash equivalents	181,614	166,428
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	381,982	142,750
Reinsurance recoverable	331,567	418,603
Premiums receivable, net	66,756	59,858
Property and equipment, net	40,498	34,991
Deferred policy acquisition costs	90,530	84,686
Goodwill	2,319	2,319
Other assets	23,969	37,966
TOTAL ASSETS	$2,064,123	$1,858,390

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$288,296	$472,829
Unearned premiums	650,388	601,679
Advance premium	39,471	26,222
Reinsurance payable, net	424,187	93,306
Long-term debt	10,662	11,397
Other liabilities	85,053	151,324
Total liabilities	1,498,057	1,356,757
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value) [1]	—	—
Common stock ($0.01 par value) [2]	467	465
Treasury shares, at cost - 12,538 and 11,731	(154,623)	(130,399)
Additional paid-in capital	90,226	86,353
Accumulated other comprehensive income (loss), net of taxes	15,929	(8,010)
Retained earnings	614,067	553,224
Total stockholders' equity	566,066	501,633
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,064,123	$1,858,390

Notes:
1 - Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

2 - Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 46,698 and 46,514 shares; Outstanding 34,160 and 34,783 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
REVENUES
Net premiums earned	$210,357	$192,272	$420,084	$374,849
Net investment income	7,410	5,786	15,552	10,571
Net realized gains/(losses) on investments	(1,605)	145	(13,130)	(2,496)
Net change in unrealized gains/(losses) of equity securities	3,759	(1,521)	21,791	(6,630)
Commission revenue	6,048	5,709	11,553	10,980
Policy fees	5,997	5,764	11,018	10,539
Other revenue	1,756	1,633	3,440	3,475
Total revenues	$233,722	$209,788	$470,308	$401,288

EXPENSES
Losses and loss adjustment expenses	$113,296	$89,842	$226,390	$165,768
Policy acquisition costs	44,221	33,545	87,732	71,588
Other operating expenses	25,207	25,063	51,366	50,816
Interest expense	68	90	146	169
Total expenses	$182,792	$148,540	$365,634	$288,341

Income before income tax expense	$50,930	$61,248	$104,674	$112,947
Income tax expense	$13,637	$15,164	$27,233	$26,808
NET INCOME	$37,293	$46,084	$77,441	$86,139

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Weighted average common shares outstanding - basic	34,311	34,909	34,525	34,874
Weighted average common shares outstanding - diluted	34,612	35,589	34,903	35,636
Shares outstanding, end of period	34,160	34,872	34,160	34,872
Basic earnings per common share	$1.09	$1.32	$2.24	$2.47
Diluted earnings per common share	$1.08	$1.29	$2.22	$2.42
Cash dividend declared per common share	$0.16	$0.14	$0.32	$0.28
Book value per share, end of period	$16.57	$14.11	$16.57	$14.11
Annualized return on average equity (ROE)	26.9%	37.8%	28.7%	36.1%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2019		2018		2019		2018
Premiums
Direct premiums written - Florida	$296,896		$295,337		$539,044		$529,515
Direct premiums written - Other States	61,064		47,444		108,150		83,250
Direct premiums written - Total	$357,960		$342,781		$647,194		$612,765
Direct premiums earned	$303,108		$274,027		$598,485		$536,288
Net premiums earned	$210,357		$192,272		$420,084		$374,849

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	53.9%		46.7%		53.9%		44.2%
Policy acquisition cost ratio	21.0%		17.4%		20.9%		19.1%
Other operating expense ratio	12.0%		13.1%		12.3%		13.6%
General and administrative expense ratio	33.0%		30.5%		33.2%		32.7%
Combined ratio	86.9%		77.2%		87.1%		76.9%

Other Items
(Favorable)/Unfavorable prior year reserve development	$670		$2,310		$485		$2,266
Points on the loss and loss adjustment expense ratio	32	bps	120	bps	12	bps	60	bps

	As of
	June 30,
	2019	2018
Policies in force
Florida	644,469	631,611
Other States	210,323	169,106
Total	854,792	800,717

Premiums in force
Florida	$1,030,019	$975,765
Other States	203,187	153,862
Total	$1,233,206	$1,129,627

Total Insured Value
Florida	$158,970,803	$152,391,202
Other States	82,642,109	61,900,130
Total	$241,612,912	$214,291,332

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Income Before Income Taxes	$50,930	$61,248	$104,674	$112,947
Adjustments:
Reinstatement premium, net of commissions (2)	885	450	885	450
Net unrealized (gains)/losses on equity securities	(3,759)	1,521	(21,791)	6,630
Net realized (gains)/losses on investments	1,605	(145)	13,130	2,496
Interest Expense	68	90	146	169
Total Adjustments	(1,201)	1,916	(7,630)	9,745
Non-GAAP Adjusted Operating Income	$49,729	$63,164	$97,044	$122,692

GAAP Diluted EPS	$1.08	$1.29	$2.22	$2.42
Adjustments:
Reinstatement premium, net of commissions (2)	0.02	0.01	0.02	0.01
Net unrealized (gains)/losses on equity securities	(0.11)	0.04	(0.62)	0.19
Net realized (gains)/losses on investments	0.05	—	0.38	0.07
Total Pre-Tax Adjustments	(0.04)	0.05	(0.22)	0.27
Income Tax on Above Adjustments	0.01	(0.01)	0.05	(0.07)
Total Adjustments	(0.03)	0.04	(0.17)	0.20
Non-GAAP Adjusted EPS	$1.05	$1.33	$2.05	$2.62

(2) Includes reinstatement premiums not covered by reinstatement premium protection and related commissions.